Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The unaudited pro forma condensed combined balance sheet combines the historical consolidated balance sheets of Central Valley Community Bancorp and Service 1st Bancorp, giving effect to the merger as if it had been consummated on September 30, 2008.  The unaudited pro forma condensed combined statement of income for the nine months ended September 30, 2008 and the year ended December 31, 2007, combines the Central Valley Community Bancorp consolidated statement of income for the nine months ended September 30, 2008 and the year ended December 31, 2007 with the Service 1st Bancorp statement of income for the same periods.  The historical consolidated financial information has been adjusted to give effect to pro forma events that are (i) directly attributable to the merger, (ii) factually supportable, and (iii) with respect to the statements of income, expected to have a continuing impact on the combined results.  The unaudited pro forma condensed combined financial information includes the following assumptions: (i) that no shareholder of Service 1st Bancorp or Central Valley Community Bancorp perfects dissenters’ rights, (ii) that all outstanding Service 1st Bancorp common stock options will be redeemed for cash by Service 1st Bancorp prior to the consummation of the merger, (iii) that the exchange ratio used for purposes of the pro forma calculations was .681818 Central Valley Community Bancorp common shares (based on an average sales price of $10.29 at the time of the signing of the merger agreement) plus $2.50 in cash to be exchanged for each Service 1st Bancorp common share outstanding, and  (iv) that Service 1st Bancorp conform its allowance methodology and required level of reserves to be consistent with the Central Valley Bancorp methodology prior to the consummation of the Merger.

These unaudited pro forma condensed combined financial statements should be read in conjunction with the historical audited and unaudited consolidated financial information and accompanying notes of Central Valley Community Bancorp and Service 1st Bancorp, which have been included in this Proxy Statement.  The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and are not necessarily indicative of the operating results or financial position that would have occurred if the merger had been completed at the dates indicated.

The unaudited pro forma condensed combined financial statements were prepared using the purchase method of accounting with Central Valley Community Bancorp treated as the acquiring entity.  Accordingly, consideration expected to be paid by Central Valley Community Bancorp to complete the merger with Service 1st Bancorp will be allocated to Service 1st Bancorp’s assets and liabilities based upon their estimated fair values as of the date of completion of the merger.  Additionally, a final determination of the fair value of Service 1st Bancorp’s assets and liabilities will be based on the actual fair values of the net tangible and intangible assets of Service 1st Bancorp that exist as of the date of completion of the merger.  Accordingly, the pro forma purchase price adjustments are preliminary, subject to further adjustments as additional information becomes available and as additional analyses are performed and have been made solely for the purpose of providing the unaudited pro forma condensed combined financial information presented below.  Central Valley Community Bancorp estimated the fair value of Service 1st Bancorp’s assets and liabilities based on discussions with Service 1st Bancorp’s management, due diligence and information presented in public filings. Valuations of tangible and intangible assets and liabilities and related pro forma adjustments are based on Central Valley Community Bancorp management’s good faith estimates of fair value.  Upon completion of the merger, final valuations will be performed.  Increases or decreases in the fair value of relevant balance sheet amounts will result in adjustments to the unaudited pro forma condensed combined balance sheet and/or statement of operations.  There can be no assurance that the final determination will not result in material changes.

In addition, the unaudited pro forma condensed combined financial statements do not include the realization of any cost savings from operating efficiencies, synergies or other restructurings resulting from the acquisition.  Therefore, the actual amounts recorded as of the completion of the merger and thereafter may differ materially from the information presented herein.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

September 30, 2008

(In thousands)

	Central Valley Community Bancorp	Service 1st Bancorp	Pro Forma Adjustments	Pro Forma Combined
ASSETS:
Cash and cash equivalents:
Cash and due from banks	$19,461	$6,121	$(8,129)	$17,453
Federal funds sold	23,759	24	—	23,783
Total cash and cash equivalents	43,220	6,145	(8,129)	41,236
Investment securities:
Available for sale	90,533	69,804	—	160,337
Held to maturity	7,453	17,354	—	24,807
Loans and leases, net of allowance for loan and lease losses	349,345	128,420	(4,500)	473,265
Premises and equipment, net	5,940	1,101	—	7,041
Other real estate owned	—	257	—	257
Goodwill	8,934	—	12,013	20,947
Core deposit intangibles, net	750	—	1,776	2,526
Other assets	18,461	10,495	2,114	31,070

TOTAL ASSETS	$524,636	$233,576	$3,274	$761,486

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Deposits:
Noninterest-bearing demand deposits	$126,063	$25,924	$—	$151,987
Interest-bearing	296,123	171,044	—	467,167
Total deposits	422,186	196,968	—	619,154
Short-term borrowings	19,900	14,330	—	34,230
Long-term debt	19,000	—	—	19,000
Junior subordinated debt securities	—	5,155	—	5,155
Accrued interest payable and other liabilities	8,444	1,950	1,678	12,072
Total liabilities	469,530	218,403	1,678	689,611
STOCKHOLDERS’ EQUITY:
Preferred stock, no par value: authorized 10,000,000 shares, none outstanding	—	—	—	—
Common stock, no par value: authorized 80,000,000 shares,7,634,804 pro forma shares outstanding as of September 30, 2008	14,016	16,443	326	30,785
Retained Earnings	43,403	633	(633)	43,403
Accumulated other comprehensive income (loss), net of tax	(2,313)	(1,903)	1,903	(2,313)
Total stockholders’ equity	55,106	15,173	1,596	71,875

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$524,636	$233,576	$3,274	$761,486

UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENTS

For the nine months ended September 30, 2008

(In thousands)

	Central Valley Community Bancorp	Service 1st Bancorp	Pro Forma Adjustments	Pro Forma Combined
Net interest income before provision for credit losses	$17,598	$5,880	$—	$23,478
Provision for credit losses	905	1,853	—	2,758
Interest income after provision for loan losses	16,693	4,027	—	20,720
Non-interest income	3,894	642	—	4,536
Non-interest expenses	14,922	6,680	334	21,936
Income before provision for income taxes	5,665	(2,011)	(334)	3,320
Provision for income taxes	1,831	(1,160)	(115)	556
Net income	$3,834	$(851)	$(219)	$2,764

Basic earnings per share	$0.64	$(0.36)		$0.36
Diluted earnings per share	$0.61	$(0.36)		$0.35
Weighted average shares outstanding				7,621,332
Weighted average shares of common stock and common stock equivalents outstanding				7,899,276
Cash dividends per share	$0.10	$—	$—	$0.08

UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENTS

For the year ended December 31, 2007

(In thousands)

	Central Valley Community Bancorp	Service 1st Bancorp	Pro Forma Adjustments	Pro Forma Combined

Net interest income before provision for credit losses	$24,508	$6,907	$—	$31,415
Provision for credit losses	480	935	—	1,415
Interest income after provision for loan losses	24,028	5,972	—	30,000

Non-interest income	4,518	889	—	5,407
Non-interest expenses	19,099	6,880	445	26,424
Income before provision for income taxes	9,447	(19)	(445)	8,983
Provision for income taxes	3,167	(356)	(154)	2,657
Net income	$6,280	$337	$(291)	$6,326

Basic earnings per share	$1.05	$0.14		$0.83
Diluted earnings per share	$0.99	$0.14		$0.79
Weighted average shares outstanding				7,619,497
Weighted average shares of common stock and common stock equivalents outstanding				7,995,935
Cash dividends per share	$0.10	$—	$—	$0.08